[LETTERHEAD OF PIERCE ATWOOD]
November 12, 1996

American Skiing Company
P.O. Box 450
Bethel, ME 04217

Re:  Registration Statement on Form S-4
-- File No. 333-9763

Ladies and Gentlemen:

     We have acted as counsel to
American Skiing Company in connection
with the issuance of the New Notes and
New Subordinated Notes by American
Skiing Company, and the Subsidiary
Guarantees and Subordinated Note
Subsidiary Guarantees of such
obligations by certain of the Guarantors
(as those terms are defined in the
Prospectus).  In that capacity, we
render the following opinion:

     The New Notes and the New
Subordinated Notes will, when sold, be
legally issued, fully paid and
nonassessable, and will be binding
obligations of American Skiing Company,
and the Subsidiary Guarantees and the
Subordinated Note Subsidiary Guarantees
issued with respect to the New Notes and the New Subordinated Notes, respectively, by those Guarantors which are organized under the laws of the State of Maine and the State of Delaware will, when issued, be legally issued, fully paid and will represent legally binding obligations of such Guarantors.
The foregoing opinion is subject to the
following qualification: the
enforceability of any obligation of
American Skiing Company or any Guarantor
(including the New Notes, New
Subordinated Notes, Subsidiary
Guarantees and Subordinated Note
Subsidiary Guarantees) may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws or rules of law or equity affecting the enforcement generally of creditors rights and remedies, the discretion of the court before which equitable relief is requested, and laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

     We consent to being named in the
above-captioned Registration Statement
and related Prospectus under the caption
"Legal Matters" as counsel who are
passing upon the validity of issuance of the New Notes and the New Subordinated
Notes and such Subsidiary Guarantees and Subordinated Note Subsidiary Guarantees and to your filing copies of this letter as an Exhibit to such Registration
Statement.

                         PIERCE ATWOOD


                         By: /s/ PIERCE
ATWOOD
Its Partner